Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.selective.com

For release at 4:15 p.m. (ET) on October 27, 2010
Investor Contact: Jennifer DiBerardino
973-948-1364, jennifer.diberardino@selective.com

Media Contact: Gail Petersen
973-948-1307, gail.petersen@selective.com

Selective Insurance Group Reports
Third Quarter 2010 Earnings

Branchville, NJ – October 27, 2010 – Selective Insurance Group, Inc. (NASDAQ: SIGI) today reported its financial results for the third quarter ended September 30, 2010.  Net income for the quarter was $0.32 per diluted share and operating income1 was $0.35 per diluted share.  Net investment income, after tax, decreased 11%, to $25.3 million, compared to third quarter 2009.  Book value per share increased $1.83, or 10%, to $20.41, compared to $18.58 on September 30, 2009.

“We’re very pleased to have achieved our sixth straight quarter of commercial lines renewal price increases with a third quarter increase of 2.8%,” said Chairman, President and Chief Executive Officer Gregory E. Murphy.  “We are one of the few carriers raising price in a market with little or no pricing power and we continue to pursue our Commercial Lines strategy of balancing price increases with retention.  In Personal Lines, we have achieved renewal price increases of 6.4% and experienced a slight improvement in retention in the quarter.

“Commercial Lines net premiums written declined 6% as return audit and endorsement premium continues to be a factor due to the soft economy,” said Murphy.  “In Personal Lines, net premiums written grew 13% as we continued to improve our mix of business.

“The overall statutory combined ratio was 100.3% with a profitable 99.8% for Commercial Lines and 103.2% for Personal Lines.  Our operating income per diluted share was $0.35, down from $0.44 a year ago, partially due to $12 million in catastrophe losses and lower investment income,” continued Murphy.  “Multiple storms with wind and hail in the second and third quarter contributed to catastrophe losses.  Offsetting the catastrophe losses was favorable prior year casualty development of $13 million, or 3.7 points.  Investment income was $25 million, down $3 million compared to third quarter 2009.”

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Selective’s third quarter 2010 highlights compared to third quarter 2009:
•	Net income was up 32% to $17.2 million, or $0.32 per diluted share, compared to $13.0 million, or $0.24 per diluted share;
•	Net realized losses on investments decreased $3.3 million, after tax. Non-cash other-than-temporary impairments were $1.8 million, after tax, compared to $2.8 million, after tax;
•	Operating income1 decreased 21% to $18.8 million, or $0.35 per diluted share, compared to $23.8 million, or $0.44 per diluted share;
•	Combined ratio: GAAP: 101.1% compared to 100.0%; Statutory: 100.3% compared to 99.8%;
•	Total net premiums written (NPW) were down 3% to $367.1 million;
o	Commercial Lines NPW were down 6% to $297.0 million;
o	Personal Lines NPW were up 13% to $70.1 million;
•	Catastrophe losses were $7.8 million, after tax, versus $1.3 million, after tax; and
•	Net investment income, after tax, decreased 11% to $25.3 million.

For the nine months ended September 30, 2010 compared to the first nine months of 2009:
•	Net income was $41.8 million, or $0.77 per diluted share, compared to $15.8 million, or $0.30 per diluted share;
•
Net realized losses on investments were $2.1 million, after tax, including non-cash other-than-temporary impairments of $11.2 million, after tax, compared to a loss of $26.2 million, including non-cash other-than-temporary impairments of $28.5 million, after tax;

•	Operating income1 was $47.6 million, or $0.88 per diluted share, compared to $49.2 million, or $0.92 per diluted share;
•	Combined ratio: GAAP: 102.0% compared to 99.7%; Statutory: 101.4% compared to 99.6%;
•	Total NPW were down 3% to $1.1 billion;
o	Commercial Lines NPW were down 5% to $895.8 million;
o	Personal Lines NPW were up 13% to $192.9 million;
•	Catastrophe losses were $33.9 million, after tax, versus $5.5 million, after tax; and
•	Net investment income, after tax, increased 22% to $80.1 million.

Balance Sheet and Guidance
At September 30, 2010, Selective’s assets were $5.3 billion, up 4% over year end 2009.  Stockholders’ equity was up 4%, to $1.1 billion, and statutory surplus was $1.0 billion at the end of the quarter.

Selective’s Board of Directors declared a $0.13 per share quarterly cash dividend on common stock payable December 1, 2010 to stockholders of record as of November 12, 2010.

The 2010 guidance remains at a statutory combined ratio of 101.5%.

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The supplemental investor packet, including financial information that is not part of this press release, is available on the Investors’ page of Selective’s public website at www.selective.com.   Selective’s quarterly analyst conference call will be simulcast at 8:30 a.m. ET, on October 28, 2010 at www.selective.com. The webcast will be available for rebroadcast until the close of business on November 29, 2010.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. is a holding company for seven property and casualty insurance companies rated “A+” (Superior) by A.M. Best.  Through independent agents, the insurance companies offer primary and alternative market insurance for commercial and personal risks, and flood insurance underwritten by the National Flood Insurance Program.  Selective maintains a website at www.selective.com.

Forward-Looking Statements
In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations and projections regarding Selective's future operations and performance.

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA").  The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements.  These statements relate to our intentions, beliefs, projections, estimations or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely” or “continue” or other comparable terminology.  These statements are only predictions, and we can give no assurance that such expectations will prove to be correct.  We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause our actual results to differ materially from those projected, forecasted or estimated by us in forward-looking statements, include, but are not limited to:
•	difficult conditions in global capital markets and the economy;
•	deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and fluctuations in interest rates;
•	ratings downgrades could affect investment values and therefore statutory surplus;
•	the adequacy of our loss reserves and loss expense reserves;
•
the frequency and severity of natural and man-made catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, explosions, severe winter weather, floods and fires;

•	adverse market, governmental, regulatory, legal or judicial conditions or actions;
•	the concentration of our business in the Eastern Region;

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•	the cost and availability of reinsurance;
•	our ability to collect on reinsurance and the solvency of our reinsurers;
•	uncertainties related to insurance premium rate increases and business retention;
•
changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states, particularly changes in New Jersey automobile insurance laws and regulations;

•	recent federal financial regulatory reform provisions that could pose certain risks to our operations;
•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s and Fitch;
•	our entry into new markets and businesses; and
•
other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive.  We operate in a continually changing business environment, and new risk factors emerge from time-to-time.  We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.

Selective’s SEC filings can be accessed through the Investors and Corporate Governance sections of Selective’s website, www.selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

1Operating income differs from net income by the exclusion of realized gains or losses on investments and the results of discontinued operations. It is used as an important financial measure by management, analysts and investors, because the realization of investment gains and losses on sales in any given period is largely discretionary as to timing. In addition, these investment gains and losses, as well as other-than-temporary investment impairments that are charged to earnings and the results of discontinued operations, could distort the analysis of trends. Operating income is not intended as a substitute for net income prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). A reconciliation of operating income to net income is provided in the GAAP Highlights and Reconciliation of Non-GAAP Measures to Comparable GAAP Measures. Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners Accounting Practices and Procedures Manual and, therefore, is not reconciled to GAAP.

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Selective Insurance Group, Inc. (Nasdaq: SIGI) *
GAAP Highlights and Reconciliation of Non-GAAP Measures to Comparable
GAAP Measures
(in thousands, except per share data)
3 months ended September 30:	2010	2009
Net premiums written	$367,114	376,718
Net premiums earned	354,709	355,906
Net investment income earned	32,986	36,585
Net realized gains (losses)	57	(4,983)
Total revenues	389,702	390,175

Operating income	18,794	23,845
Net realized gains (losses), net of tax	37	(3,239)
Loss from discontinued operations, net of tax	(1,634)	(7,599)
Net income	$17,197	13,007

Statutory combined ratio	100.3%	99.8%
Statutory combined ratio, excluding catastrophe losses	96.9%	99.3%
GAAP combined ratio	101.1%	100.0%

Operating income per diluted share	$0.35	0.44
Net income per diluted share	0.32	0.24
Weighted average diluted shares	54,573	53,548
Book value per share	$20.41	18.58

9 months ended September 30:	2010	2009
Net premiums written	$1,088,729	1,117,764
Net premiums earned	1,063,101	1,078,090
Net investment income earned	104,237	78,670
Net realized losses	(3,271)	(40,302)
Total revenues	1,170,532	1,124,216

Operating income	47,641	49,211
Net realized losses, net of tax	(2,126)	(26,197)
Loss from discontinued operations, net of tax	(3,749)	(7,196)
Net income	$41,766	15,818

Statutory combined ratio	101.4%	99.6%
Statutory combined ratio, excluding catastrophe losses	96.5%	98.8%
GAAP combined ratio	102.0%	99.7%

Operating income per diluted share	$0.88	0.92
Net income per diluted share	0.77	0.30
Weighted average diluted shares	54,390	53,312
Book value per share	$20.41	18.58
*All amounts included in this release exclude intercompany transactions.
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